UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006


                 GENERAL EMPLOYMENT ENTERPRISES, INC.
         (Exact name of registrant as specified in its charter)

           Illinois                  1-05707           36-6097429
(State or other jurisdiction of   (Commission       (I.R.S. Employer
incorporation or organization)    File Number)   Identification Number)

   One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois      60181
       (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (630) 954-0400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01, Entry into a Material Definitive Agreement.

Bonus Plan
On September 25, 2006, the Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee") approved an amendment of the Chief Executive Officer Bonus Plan, effective for fiscal years beginning on and after October 1, 2006. The amendment establishes a threshold amount of corporate income, to be determined annually by the Committee, so that annual bonuses calculated under the plan will be based on corporate income that exceeds the threshold amount. Previously, there was no threshold amount under the plan.

The effect of the amendment is that the CEO will not be eligible to receive a bonus until a minimum corporate objective of profitability has been achieved, resulting in the CEO bonus amount at any given level of corporate profitability being lower than it would have been under the original bonus plan.

Stock Option Awards
On September 25, 2006, pursuant to the Company's 1997 Stock Option Plan, the Committee awarded options to purchase common stock of the Company to the executive officers named below. They are non-statutory stock options that vest ratably over two years. The option exercise price was established as the closing market price on the American Stock Exchange on the date of grant, which was $1.63 per share.

Herbert F. Imhoff, Jr., Chairman, CEO & President     40,000 shares
Kent M. Yauch, Vice President, CFO & Treasurer        20,000 shares
Marilyn L. White, Vice President                      20,000 shares

The form of the stock option agreement for executive officers is filed as an exhibit to this report.


Item 9.01, Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

No.     Description of Exhibit

99.01   Form of the stock option agreement for executive officers.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GENERAL EMPLOYMENT ENTERPRISES, INC.
                                              (Registrant)

Date:  September 29, 2006          By: /s/ Kent M. Yauch
                                   Kent M. Yauch
                                   Vice President, Chief Financial
                                   Officer and Treasurer


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